SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On October 11, 2011, LyondellBasell Industries N.V. (the “Company”) issued a press release announcing that C. Kent Potter, Executive Vice President and Chief Financial Officer, has informed the Company of his intent to retire and that Karyn F. Ovelmen has been appointed to take over those roles. Ms. Ovelmen will join the Company on October 17, 2011.
     Ms. Ovelmen, 48, served as executive vice president and chief financial officer of Petroplus Holdings AG, Europe’s largest independent refiner and wholesaler of petroleum products, from 2006 through September 2010. Prior to that, she served as executive vice president and chief financial officer of Argus Atlantic Energy, the predecessor to Petroplus.
     Mr. Potter joined the Company in August 2009 out of retirement to assist the Company in its emergence from bankruptcy proceedings and building a revitalized Company. Mr. Potter has agreed to stay on with the Company until the end of the year in a transitional role and will continue to serve as the Company’s principal financial officer through the filing of the Company’s Form 10-Q for the quarter ended September 30, 2011 with the Securities and Exchange Commission. In appreciation of his service to the Company and as consideration for his agreement to stay with the Company in a transitional role, the Supervisory Board of Directors of the Company have determined to award Mr. Potter a guaranteed incentive bonus for 2011 in the gross amount of $2,546,557. A copy of Mr. Potter’s Transition Agreement is attached to this Form 8-K as Exhibit 10.1.
     In connection with her appointment, the Company and Ms. Ovelmen agreed to certain terms and conditions related to her employment and compensation under a Letter Agreement dated October 7, 2011, a copy of which is filed as Exhibit 10.2 to this Form 8-K. Pursuant to the Letter Agreement, Ms. Ovelmen will receive a base salary of $700,000 and will be eligible to participate in the Company’s compensation and benefit plans and programs for similarly situated executives, including the Company’s incentive plans. The incentive plans include the Company’s Short Term Incentive Plan (“STI”), the Medium Term Incentive Plan (“MTI”) and the Long Term Incentive Plan (“LTI”). Beginning in 2012, Ms. Ovelmen will have a target bonus of 75% of her base salary under the STI and a collective target award of 245% of base salary under the MTI and LTI. Ms. Ovelmen will be granted an STI award for 2011 equal to the greater of $229,150 or 200% of her base salary earned through December 31, 2011, as well as an MTI award that will pay out following the end of the three-year period ending December 31, 2013. The target for the 2011 MTI award is $245,000, although the actual payout can be between 0 — 200% of that amount, dependent on Company performance. Ms. Ovelmen will receive restricted stock units valued at $245,000 and options to purchase shares of the Company’s common stock, par value €0.04 per share, valued at $510,000 under the Company’s LTI. The restricted stock units will vest after five years. The stock options will vest in equal annual installments over the three years beginning on the first anniversary of the date of grant.
     A copy of the press release announcing these management changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1	Transition Agreement dated October 10, 2011 between C. Kent Potter and Lyondell Chemical Company.

10.2	Letter Agreement dated October 7, 2011 between Karyn F. Ovelmen and Lyondell Chemical Company.

99.1	Press Release dated October 11, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: October 11, 2011	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President

Exhibit Index

Exhibit	Description

10.1	Transition Agreement dated October 10, 2011 between C. Kent Potter and Lyondell Chemical Company.

10.2	Letter Agreement dated October 7, 2011 between Karyn F. Ovelmen and Lyondell Chemical Company.

99.1	Press Release dated October 11, 2011.